     As filed with the Securities and Exchange Commission on July 16, 2001.
                                                        Registration No. _______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  ------------

                               ROADWAY CORPORATION
             (Exact name of registrant as specified in its charter)

                    DELAWARE                           34-1956254
     (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
      Incorporation or Organization)

                     1077 Gorge Boulevard, Akron, Ohio 44130
           (Address of principal executive offices including zip code)


                               ROADWAY CORPORATION
                              EQUITY OWNERSHIP PLAN
                            (Full title of the plan)


                               John J. Gasparovic
                  Vice President, General Counsel and Secretary
                               Roadway Corporation
                              1077 Gorge Boulevard
                                Akron, Ohio 44310
                     (Name and address of agent for service)

                                 (330) 384-1717
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                             Patrick J. Leddy, Esq.
                           Jones, Day, Reavis & Pogue
                               901 Lakeside Avenue
                              Cleveland, Ohio 44114
                                 (216) 586-3939




                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                      Proposed               Proposed
                                                       Maximum                Maximum
       Title of                 Amount                Offering               aggregate              Amount of
      Securities                 to be                price per              offering             Registration
         to be                registered                share                  price                   fee
     registered(1)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     Common Stock
   without par value       1,300,000 shares         $   26.755(2)          $34,781,500(2)           $8,695.38
====================================================================================================================


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to Equity Ownership Plan.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 13, 2001.

                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents heretofore filed by Roadway Corporation, successor to Roadway Express, Inc., (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  (1) Annual Report of Roadway Express, Inc. on Form 10-K for the year ended December 31, 2000;

                  (2) Quarterly Reports of Roadway Express, Inc. on Form 10-Q for the quarters ended March 31, 2001;

                  (3) Current Report of Roadway Express, Inc. on Form 8-K dated May 30, 2001; and

                  (4) The description of the Company's common stock, without par value, contained in the Company's Registration Statement on Form 8-A dated May 30, 2001.

                  All documents that shall be filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may include in its certificate of incorporation ("Certificate") a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (i) for any breach of his duty of loyalty, (ii) for acts or omissions of in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "DGCL") (dealing with illegal redemptions and stock repurchases), or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate limits personal liability of directors to the fullest extent permitted by Delaware law.

         Delaware law also provides that a corporation (a) must indemnify its directors, officers, employees, and agents for all expenses of litigation when they are successful on the merits or otherwise; (b) may indemnify such persons for the expenses, judgments, fines, and amounts paid in settlement of litigation (other than a derivative suit) even if they are not successful on the merits, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of criminal proceedings, have no reason to believe that their conduct was unlawful); and (c) may indemnify such persons for the expenses of a derivative suit even if they are not successful on the merits if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made on behalf of a person adjudged to be liable in a derivative suit, unless the Delaware Chancery Court determines that, despite such adjudication but in view of all of the circumstances, such person is entitled to indemnification. In any such case, indemnification may be made only upon determination by (i) a majority of the disinterested directors, (ii) independent legal counsel or (iii) the shareholders that indemnification is proper because the applicable standard of conduct was met. The advancement of litigation expenses to a director or officer is also authorized upon receipt by the board of directors of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified for them.

         The Registrant's Certificate authorizes mandatory indemnification to the full extent permitted by Delaware law, and it authorized the Registrant to enter into indemnification agreements with directors, officers and other persons entitled to indemnification thereunder. The Registrant's certificate further authorizes the Registrant to provide by agreement for indemnification greater or different than set forth in the Registrant's Certificate. The Registrant has entered into indemnification agreements with its directors and certain officers that indemnify such persons to the maximum extent permitted by applicable law.

         It is anticipated that the Company will obtain a directors' and officers' liability insurance policy, pursuant to which the directors and officers of the Company will be insured against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act.

ITEM 8.           EXHIBITS.

                  4.1 Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Roadway Express, Inc. on May 30, 2001).

                  4.2 Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Roadway Express, Inc. on May 30, 2001).

                  4.3      Equity Ownership Plan, as amended

                  5        Opinion of Counsel

                  23.1     Consent of Ernst & Young LLP, Independent Auditors

                  23.2     Consent of Counsel (included in Exhibit 5)

                  24.1     Power of Attorney

                  24.2     Power of Attorney for the Plan Committee Members

ITEM 9.           UNDERTAKINGS.

         (A)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to


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


                  Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 16th day of July 2001.

                                     ROADWAY CORPORATION


                                     By:   /s/ Michael W. Wickham
                                         --------------------------------------
                                          Michael W. Wickham
                                          Chairman of the Board and
                                          Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                                       Date
         ---------                          -----                                       ----


/s/ James D. Staley*                   President and Chief                         July 16, 2001
--------------------                   Operating Officer
James D. Staley


/s/ J. Dawson Cunningham*              Executive Vice president and                July 16, 2001
-------------------------------        Chief Financial Officer
J. Dawson Cunningham


/s/ John G. Coleman*                   Controller                                  July 16, 2001
-------------------------------
John G. Coleman


/s/ Dale F. Frey*                      Director                                    July 16, 2001
-------------------------------
Dale F. Frey


/s/ Phillip J. Meek*                   Director                                    July 16, 2001
-------------------------------
Phillip J. Meek


/s/ Frank P. Doyle*                    Director                                    July 16, 2001
-------------------------------
Frank P. Doyle


/s/ John F. Fiedler*                   Director                                    July 16, 2001
-------------------------------
John F. Fiedler


/s/ Carl W. Schafer*                   Director                                    July 16, 2001
-------------------------------
Carl W. Schafer


/s/ Sarah Roush Werner*                Director                                    July 16, 2001
-------------------------------
Sarah Roush Werner

* The undersigned by signing his name hereto, does sign and execute the Registration Statement on Form S-8 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of Roadway Corporation filed herewith as Exhibit 24.1 on behalf of Roadway Corporation and each such person.

                                By:   /s/ John J. Gasparovic
                                      -----------------------------------------
                                      John J. Gasparovic, Attorney-in-fact

         Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 16th day of July 2001.

                                              /s/ Phillip Meek*
                                          -------------------------------------
                                          Phillip Meek

                                             /s/ Dale Frey*
                                          -------------------------------------
                                          Dale Frey


                                            /s/ Frank Doyle*
                                          -------------------------------------
                                          Frank Doyle


         *The undersigned by signing his name hereto, does sign and execute the Registration Statement on Form S-8 pursuant to a Power of Attorney executed on behalf of the above-indicated members of the Compensation Committee, which administers the Plan, filed herewith as Exhibit 24.2 on behalf of the Compensation Committee and each such person.

                                     COMPENSATION COMMITTEE

                                     By:     /s/ J. Dawson Cunningham
                                          -------------------------------------
                                          J. Dawson Cunningham,
                                          Attorney-in-fact

                                  Exhibit Index

                  4.1 Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Roadway Express, Inc. on May 30, 2001).

                  4.2 Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Roadway Express, inc. on May 30, 2001).

                  4.3      Equity Ownership Plan, as amended

                  5        Opinion of Counsel

                  23.1     Consent of Ernst & Young LLP, Independent Auditors

                  23.2     Consent of Counsel (included in Exhibit 5)

                  24.1     Power of Attorney

                  24.2     Power of Attorney for the Plan Committee Members

                                       i